Exhibit 10.5

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

ENTERGY CORPORATION,

ITC HOLDINGS CORP.

and

The Goldman Sachs Trust Company of Delaware, as Trustee

Dated as of

i

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [            ], by and among Entergy Corporation, a Delaware corporation (“Entergy”), ITC Holdings Corp., a Michigan corporation (the “Company”) and The Goldman Sachs Trust Company of Delaware, as trustee (the “Trustee”).1

WHEREAS, in accordance with the Merger Agreement, dated as of December 4, 2011, among Entergy, Mid South TransCo LLC, a Delaware limited liability company (“TransCo”), the Company and Ibis Transaction Subsidiary LLC, a Delaware limited liability company (as may be amended from time to time, the “Merger Agreement”), and the Separation Agreement, dated as of December 4, 2011, by and among the Company, Entergy, TransCo, certain of Entergy’s regulated utility operating companies and Entergy Services, Inc., a Delaware corporation (as may be amended from time to time, the “Separation Agreement”), on the Distribution Date (as defined in the Separation Agreement) Entergy will distribute to Entergy’s shareholders (the “Entergy Shareholders”) all of the TransCo Common Units (as defined in the Merger Agreement) except for the Trust Units (as defined below);

WHEREAS, pursuant to Section 1.20 of the Merger Agreement, Entergy has elected to retain an amount of TransCo Common Units that would convert in the Merger (as defined in the Merger Agreement) to up to 4.9999% of the total number of shares of Common Stock (as defined below) outstanding immediately following the consummation of the Merger (the “Trust Units”) that would otherwise have been distributed as part of Entergy’s disposition of 100% of the TransCo Common Units to Entergy Shareholders on or prior to the Merger;

WHEREAS, pursuant to the Trust Agreement, [dated as of the date hereof], by and among Entergy, the Company, TransCo and Trustee, in its capacity as trustee of the Exchange Trust, a Delaware common law trust (the “Trust”, and such agreement, the “Trust Agreement”), Entergy will contribute the Trust Units to the Trust (such Trust Units will convert to Common Stock in the Merger and are referred to as the “Trust Shares”), which Trust was created by Entergy for the benefit of Entergy and Entergy Shareholders and in accordance with Section 1.20 of the Merger Agreement;

WHEREAS, pursuant to the Trust Agreement, the Trustee has the obligation to deliver the Trust Shares in the manner described in the Trust Agreement and the Merger Agreement;

WHEREAS, pursuant to the terms and conditions of the Trust Agreement, upon written notice by Entergy, the Trustee may conduct (subject to the terms and conditions in the Trust Agreement and the Merger Agreement) an Exchange Offer (as defined below) under which Trustee would offer the Trust Shares to Entergy Shareholders in exchange for shares of common stock of Entergy (the “Entergy Shares”) at a specified exchange ratio, with the remaining unsubscribed Trust Shares, if any, to be disposed of by the Trustee by means of a subsequent pro rata distribution to the Entergy Shareholders; and

[1]	NTD: To be executed by the parties on or prior to the Distribution Date if Entergy makes an election to retain the shares under Section 1.20 of the Merger Agreement.

WHEREAS, in connection with any Exchange Offer or Distribution (as defined below), the Company has, among other things, agreed to grant to Entergy certain registration rights applicable to the Trust Shares, and the parties hereto desire to enter into this Agreement to set forth the terms of such registration rights.

NOW, THEREFORE, upon the premises and based on the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Certain Definitions. As used in this Agreement, the following initially capitalized terms shall have the following meanings:

“Action” means any demand, charge, claim, action, suit, counter suit, arbitration, mediation, hearing, inquiry, proceeding, audit, review, complaint, litigation or investigation, or proceeding of any nature whether administrative, civil, criminal, regulatory or otherwise, by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Adverse Disclosure” means public disclosure of material information that, in the Company’s good faith judgment, would reasonably be expected either to materially interfere with any material transaction or event under consideration by the Company or any of its subsidiaries, or any negotiations, discussions or proposals relating thereto, or to otherwise have a materially detrimental impact on the Company or its shareholders or any of the Company’s subsidiaries.

“Agreement” has the meaning set forth in the Preamble.

“Common Stock” means the Company’s common stock, no par value.

“Company” has the meaning set forth in the Preamble.

“Company Indemnitees” means the Company, its directors, officers, employees and agents, each of the heirs, executors, successors and assigns of any of the foregoing, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act.

“Dealer Manager” has the meaning set forth in Section 2(c).

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Suspension” has the meaning set forth in Section 2(a)(i).

“Distribution” has the meaning set forth in Section 6(a).

“Distribution Value” means, for any particular Distribution, the average closing price on each of the five trading days after the closing date of such Distribution at which shares of Common Stock traded on each securities exchange and inter-dealer quotation system on which shares of Common Stock are listed, multiplied by the number of Trust Shares distributed in such Distribution.

“Entergy” has the meaning set forth in the Preamble.

“Entergy Indemnitees” means (i) Entergy, its directors, officers, employees and agents, each of the heirs, executors, successors and assigns of any of the foregoing, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act and (ii) the Trustee, its directors, officers, employees and agents, each of the heirs, executors, successors and assigns of any of the foregoing, and, in each case, each person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act.

“Entergy Shareholders” has the meaning set forth in the Recitals.

“Entergy Shares” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Offer” means an offer to the Entergy Shareholders by the Trustee to exchange all or some of the Trust Shares for Entergy Shares (and shall include any Exchange Offer Trust Distribution (as defined in the Trust Agreement) at the completion of such Exchange Offer).

“Exchange Offer Net Proceeds” means, with respect to an Exchange Offer, the average closing price on each of the five trading days prior to the public announcement of such Exchange Offer at which Entergy Shares traded on each securities exchange and inter-dealer quotation system on which Entergy Shares are listed, multiplied by the number of Entergy Shares tendered into such Exchange Offer.

“Indemnifiable Loss” and “Indemnifiable Losses” means any and all damages, losses, deficiencies, liabilities, obligations, penalties, judgments, settlements effected with the Company’s and Entergy’s joint consent, claims, payments, fines, interest, reasonable costs and expenses (including, without limitation, the reasonable costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder) to which any Indemnitee may become subject under the Securities Act or otherwise, excluding special, consequential, indirect or punitive damages (other than special, consequential, indirect or punitive damages awarded to any third party against an indemnified party).

“Indemnitee” means either an Entergy Indemnitee or a Company Indemnitee.

“Information Statement” has the meaning set forth in Section 6(a).

“Merger Agreement” has the meaning set forth in the Recitals.

“Registered Distribution” has the meaning set forth in Section 6(b).

“Registration Expenses” means any and all out-of-pocket reasonable and documented expenses incurred in connection with any party’s performance of or compliance with this Agreement (including any registration of the Trust Shares pursuant to this Agreement) and the Trust Agreement, including: (i) SEC and stock exchange registration and filing fees and all listing fees and with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Common Stock is listed or quoted; (ii) all expenses (including any printing costs) incurred by the Company in connection with the preparation and filing of a registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto; (iii) all fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the registration of the Trust Shares (including the expenses of any audit and/or “cold comfort” letter and updates thereof); (iv) all fees, disbursements and expenses of any Dealer Manager; (v) the cost of printing or producing any blue sky or legal investment memorandum or other document in connection with an Exchange Offer or Registered Distribution; (vi) all fees and expenses incurred by the Company in connection with the qualification of the Trust Shares for offering and sale under, and compliance with, state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey; (vii) the filing fees incurred by the Company incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of an Exchange Offer or Registered Offering; and (viii) all expenses incurred by the Company and its officers, directors, agents and counsel in connection with “roadshow” presentations and holding meetings with potential investors to facilitate an Exchange Offer, to the extent any such activities are requested by Entergy.

“SEC” means the United States Securities and Exchange Commission, or any successor institution.

“Section 8(a) Offering Document” means (i) whether or not filed with the SEC, (A) a registration statement (and the preliminary or final prospectus included therein), (B) any amendment or supplement thereto, (C) any disclosure incorporated by reference included therein, including, without limitation, a tender offer statement on Schedule TO, and (ii) any communications filed with the SEC in connection therewith.

“Section 8(c) Offering Document” means (i) whether or not filed with the SEC, (A) an Information Statement, (B) any amendment or supplement thereto, and (ii) any communications filed with the SEC in connection therewith.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Separation Agreement” has the meaning set forth in the Recitals.

“TransCo” has the meaning set forth in the Recitals.

“TransCo Common Units” has the meaning given to such term in the Merger Agreement.

“Trust” has the meaning set forth in the Recitals.

“Trust Agreement” has the meaning set forth in the Recitals.

“Trust Expiration Date” has the meaning given to such term in the Trust Agreement.

“Trust Shares” has the meaning set forth in the Recitals.

“Trust Units” has the meaning set forth in the Recitals.

“Trustee” has the meaning set forth in the Recitals.

Section 2. Demand Registration.

(a) For so long as the Trust holds Trust Shares, upon written notice from Entergy, in the manner set forth in Section 9(i), requesting that the Company effect the registration under the Securities Act of all of the Trust Shares by means of an Exchange Offer (a “Demand Registration”), which notice shall specify the amount of Trust Shares proposed to be registered and the intended method of distribution, the Company shall use its reasonable best efforts to effect, in the manner set forth in Section 4, the registration under the Securities Act of such Trust Shares, provided that:

(i) if, while a registration request is pending pursuant to this Section 2, the Company determines, following consultation with and receiving advice from its legal counsel, that the filing or initial effectiveness of a registration statement or any amendment thereto or the sale or other transfer of any Trust Shares would require any Adverse Disclosure, upon notice to Entergy, the Company shall not be required to effect a registration pursuant to this Section 2 (a “Demand Suspension”) until the earlier of (A) the date upon which such Adverse Disclosure is otherwise disclosed to the public or ceases to be an Adverse Disclosure and (B) 45 days after the Company delivers such Demand Suspension; provided, however, that the Company shall not be permitted to exercise a Demand Suspension more than two times. If a Demand Suspension occurs (or continues to occur) within 60 days of the Trust Expiration Date, the Trust Expiration Date shall be extended until 60 days after such Demand Suspension has been terminated. In the case of a Demand Suspension, each of Entergy and the Trustee agrees to suspend use of the applicable prospectus and any free writing prospectuses in connection with any sale of, or offer to sell, Trust Shares, upon receipt of a notice with respect thereto and while such Demand Suspension is pending;

(ii) the Company shall not be obligated to file a new registration statement relating to a registration request for an Exchange Offer pursuant to this Section 2 within a period of 45 days before the Trust Expiration Date; and

(iii) Entergy shall be allowed to request no more than one (1) Demand Registration with respect to the Trust Shares.

(b) Notwithstanding any other provision of this Agreement to the contrary, a registration requested by Entergy pursuant to this Section 2 shall not be deemed to have been effected (and, therefore, not requested for purposes of this Section 2), if: (i) the registration statement filed in connection therewith has not become effective; (ii) after such registration statement has become effective, it becomes subject to any stop order, or there is issued an injunction or other order or decree of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by Entergy, which injunction, order or decree prohibits or otherwise materially and adversely affects the offer and sale of the Trust Shares so registered prior to the completion of the exchange thereof in accordance with the Exchange Offer set forth in the registration statement; or (iii) the conditions to the Exchange Offer are not satisfied.

(c) The Trustee shall have the right to designate in consultation with the Company and Entergy (i) one or more nationally recognized investment bankers and managers to act as dealer manager in connection with an Exchange Offer (the “Dealer Manager”), (ii) an exchange agent, (iii) an information agent, and (iv) a distribution agent, in each case mutually acceptable to the Company, the Trustee and Entergy (such acceptance not to be unreasonably withheld). Schedule I sets forth a list of Dealer Managers, exchange agents, information agents and distribution agents that are pre-approved by the Company and Entergy.2

Section 3. Expenses. Entergy agrees to pay all Registration Expenses (including with respect to an Exchange Offer or Distribution pursuant to this Agreement).

Section 4. Registration and Qualification. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Trust Shares under the Securities Act as provided in this Agreement, the Company shall (with the reasonable cooperation of the Trustee and Entergy):

(a) use its reasonable best efforts to prepare and file a registration statement under the Securities Act relating to the Trust Shares to be offered as soon as practicable, but in no event later than 30 days (60 days if the Company does not meet the requirements for use of Form S-3) after the date notice is given, and use its reasonable best efforts to cause the same to become effective as soon as practicable thereafter, but in no event later than 60 days (90 days if Company does not meet the requirements for use of Form S-3) after the date notice is given; provided that, a reasonable time before filing a registration statement or prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company will furnish to the Trustee and Entergy and each of their respective counsel and other representatives (including, without limitation, the Dealer Manager) for review and comment, copies of all documents proposed to be filed and refrain from filing any such registration statement, prospectus or amendments or supplements thereto to which the Trustee, Entergy or their respective counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, based on the advice of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities

[2]	NTD: Schedule to be provided prior to execution.

under any applicable federal or state law and such filing will not violate applicable laws; and provided further, that if the Trustee or Entergy so requests, (i) it and its respective counsel and other representatives (including, without limitation, the Dealer Manager) may participate in the drafting and preparation of such registration statement and prospectus and any amendments or supplements thereto that relate to the Exchange Offer or Distribution, as applicable, and (ii) such other information as either of them believe may be beneficial to be included in the registration statement and prospectus and any amendments or supplements thereto for marketing purposes shall be included therein so long as disclosure of such information (A) is in compliance with applicable law and (B) does not competitively harm the Company;

(b) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably requested by the Trustee or Entergy relating to the plan of distribution or as necessary to keep such registration statement effective with respect to the disposition of all Trust Shares included therein and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all Trust Shares included therein until the earlier of (i) such time as all of such Trust Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement, (ii) if such registration statement relates to an Exchange Offer, the expiration of such Exchange Offer and (iii) the Trust Expiration Date;

(c) furnish to the Trustee and the Dealer Manager such number of conformed copies of such registration statement and of each amendment thereto (in each case excluding all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus) and of each supplement thereto, in conformity with the requirements of the Securities Act, and such other documents, as the Trustee or the Dealer Manager may reasonably request in writing in order to facilitate an Exchange Offer or a Registered Distribution, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including, without limitation, any domestic or foreign securities exchange) relating to such offering;

(d) use its reasonable best efforts to register or qualify all Trust Shares covered by such registration statement under the securities or “blue sky” laws of such jurisdictions (domestic or foreign) as the Trustee or the Dealer Manager may reasonably request in writing, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Trustee to consummate the disposition in such jurisdictions of the Trust Shares covered by such registration statement; provided that the Company shall not for any such purpose be required to register or qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(e) (i) in the event of an Exchange Offer, use its reasonable best efforts to furnish a customary opinion of counsel for the Company addressed to the Trustee, Entergy and the Dealer Manager, dated, respectively, the date of commencement of such Exchange Offer and the date of expiration of such Exchange Offer, (ii) in the event of a

Registered Distribution, use its reasonable best efforts to furnish a customary opinion of counsel for the Company addressed to Entergy and the Trustee, dated the closing date of such Registered Distribution, and (iii) use its reasonable best efforts to furnish a “cold comfort” letter addressed to Entergy and the Trustee (and the Dealer Manager in the event of an Exchange Offer), if permissible under applicable accounting practices, and signed by the independent public accountants who have audited the Company’s financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel (including a “10b-5” opinion) and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as Entergy or the Trustee may reasonably request and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements;

(f) notify the Trustee and Entergy in writing immediately:

(i) of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes a misstatement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(ii) of any written comments from the SEC in respect of such registration statement (and provide copies thereof to the Trustee, Entergy and the Dealer Manager) and of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to such registration statement or other document relating to such offering, in each case, pursuant to such confidentiality agreements as the Company may reasonably request, and

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose,

and, in the case of clauses (i) (ii) and (iii), promptly use its reasonable best efforts, respectively, to (A) prepare an amendment or supplement, such that the prospectus included in such registration statement shall not include a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the Company shall have no such obligation during any Demand Suspension period, (B) respond reasonably to any such comments and to file promptly any necessary amendments or supplements, and (C) prevent the issuance of any stop order or to obtain the withdrawal if such stop order should be issued;

(g) use its reasonable best efforts to list all Trust Shares covered by such registration statement on each securities exchange and inter-dealer quotation system on which the Common Stock is then listed, if and when the listing of such shares is then permitted under the rules of such exchange or inter-dealer quotation system;

(h) to the extent reasonably requested by the Trustee, Entergy or the Dealer Manager in connection with an Exchange Offer, send appropriate officers of the Company (as the Company may reasonably select) to attend any “road shows” scheduled in connection with any such Exchange Offer;

(i) in connection with the closing of any Exchange Offer or Distribution, and in collaboration with the Trustee, furnish or cause to be furnished for delivery the Trust Shares in uncertificated book-entry form (not bearing any restrictive notations) and enable or cause to be enabled such book-entries to be in such denominations or amounts as the Trustee or the Dealer Manager may reasonably request, registered in such names as the Trustee or the Dealer Manager may request;

(j) make available for inspection, during normal business hours at the offices of the Company and upon reasonable advance notice, by the Trustee, Entergy, and any legal counsel, accountant or other agent retained by the Trustee, Entergy and the Dealer Manager and its counsel, financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers and employees and use its reasonable best efforts to cause the Company’s independent registered public accountants (subject to any requesting party executing any document reasonably requested by such accountants to furnish such information) to supply all information reasonably requested by the Trustee or Entergy, such counsels, accountants or agents in connection with such registration statement (including, without limitation, the opportunity to discuss the business of the Company with its officers and the independent registered public accountants who have certified its financial statements) (subject to the execution by the prospective recipient thereof of a customary confidentiality agreement in form and substance reasonably satisfactory to the Company) as shall be necessary, in the opinion of their respective counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act; provided, however, that records and documents which the Company determines, in good faith, to be confidential and which it notifies such counsel, accountant or agent are confidential shall not be disclosed by the Company unless (i) the disclosure of such records or documents is necessary to avoid or correct a material misstatement or omission in such registration statement or (ii) the release of such records or documents is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that each such counsel, accountant or agent shall be required to maintain in confidence and not disclose to any other person (other than to the Trustee or Entergy) any information or records reasonably designated by the Company as being confidential, except as required by law or to establish a due diligence defense; and

(k) in the event of an Exchange Offer, negotiate in good faith and enter into an agreement with the Dealer Manager related to such Exchange Offer, in customary form and on customary terms for the particular transaction, and take the actions required thereunder (provided that any costs, expenses and liabilities under such agreement shall be paid by Entergy (but without limiting the obligations of ITC under of Section 8(a))).

Section 5. Control of Exchange Offers. Subject to applicable laws and regulations and the Trust Agreement, Entergy shall determine all material terms and conditions of any Exchange Offer, including, without limitation, the timing of the commencement, the exchange ratio, the expiration date, any extension thereof and the number of Trust Shares to be offered for exchange.

Section 6. Distribution of the Trust Shares.

(a) Pursuant to the Trust Agreement, the Trustee is obligated, upon the occurrence of certain events set forth in the Trust Agreement and, in lieu of or in addition to one or more Exchange Offers, to deliver the Trust Shares (or, if an Exchange Offer has previously been consummated, any remaining Trust Shares held by the Trust) to Entergy’s distribution agent for distribution to the Entergy Shareholders on a pro rata basis (such distribution, a “Distribution”). In the event the Trustee becomes obligated to effect a Distribution, whether in lieu of or in addition to one or more Exchange Offers, Entergy will prepare an information statement that complies with SEC Staff Legal Bulletin #4 4.B.3.b. (the “Information Statement”) and deliver the Information Statement to the Entergy Shareholders of record as of the distribution date as will be set forth in the Information Statement; provided that, a reasonable time before such delivery, Entergy will furnish to the Company and its counsel and other representatives for review and comment, copies of the Information Statement, and consider in good faith any and all comments from ITC. The Company shall provide the Trustee and Entergy, during normal business hours at the offices of the Company and upon reasonable advance notice, reasonable and customary access to its books and records and such opportunities to discuss the business of the Company as shall be reasonably necessary to satisfy Entergy’s obligations under the Securities Act and the Exchange Act with respect to the Information Statement; provided, however, that books and records which the Company determines, in good faith, to be confidential and which it notifies the Trustee and Entergy are confidential shall not be disclosed by the Company unless (i) the disclosure of such records or documents is necessary to avoid or correct a material misstatement or omission in such Information Statement or (ii) the release of such books or records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that each of the Trustee and Entergy shall be required to maintain in confidence and not disclose to any other person any information or records reasonably designated by the Company as being confidential, except as required by law or to establish a due diligence defense.

(b) If, upon the written advice of counsel, the Trustee or Entergy reasonably believes that the disposal of any Trust Shares by a Distribution requires such Trust Shares to be registered under the Securities Act, the Company shall register such Trust Shares to be disposed of in such Distribution (a “Registered Distribution”) pursuant to (and subject to the limitations contained in) Section 2 of this Agreement and the provisions related to an Exchange Offer in Section 2 of this Agreement shall apply to such Distribution, as appropriate; provided, however, that under no circumstances shall the Company be entitled to rely on Section 2(a)(ii) of this Agreement as a basis of not effecting a registration of any Trust Shares in connection with a Registered Distribution.

Section 7. Company Holdback Agreement. The Company agrees not to effect any public sale or distribution of shares of Common Stock during the period beginning seven days before the commencement of an Exchange Offer and ending 10 days after the expiration of such Exchange Offer (or, in the case of a Registered Distribution, beginning seven days before the effectiveness of such registration statement and ending the closing date of such Registered

Distribution). Notwithstanding the foregoing, the Company may effect a public sale or distribution of shares of Common Stock during the periods described above if such sale or distribution is made pursuant to a registration statement on Form S-8 or any successor form to such form or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement.

Section 8. Indemnification and Contribution.

(a) In the case of each Exchange Offer or Registered Distribution, the Company shall indemnify, defend and hold harmless the Entergy Indemnitees from and against any and all Indemnifiable Losses arising out of, by reason of or otherwise in connection with any misstatement or alleged misstatement of a material fact, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in a Section 8(a) Offering Document; provided, however, that the Company shall not be liable to Entergy in any such case to the extent that any such Indemnifiable Loss (including any legal or other expense) arises out of, is based upon or is caused by any such misstatement or omission or alleged misstatement or omission based upon information relating to Entergy or the Trustee, as the case may be, furnished to the Company in writing by or on behalf of Entergy or the Trustee or incorporated by reference from any filings made by Entergy or the Trustee with the SEC pursuant to the Securities Act or Exchange Act.

(b) In the case of each Exchange Offer or Registered Distribution, Entergy shall indemnify, defend and hold harmless the Company Indemnitees from and against any and all Indemnifiable Losses arising out of, by reason of or otherwise in connection with any misstatement or alleged misstatement of a material fact, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in a Section 8(a) Offering Document, but in each case only to the extent that any such Indemnifiable Loss arises out of, is based upon or is caused by any such misstatement or omission or alleged misstatement or omission contained in information relating to Entergy or the Trustee, as the case may be, furnished in writing to the Company by or on behalf of Entergy or the Trustee or incorporated by reference from any filings made by Entergy or the Trustee with the SEC pursuant to the Securities Act or Exchange Act.

(c) In the case of each Distribution effected under Section 6(a), Entergy shall indemnify, defend and hold harmless the Company Indemnitees from and against any and all Indemnifiable Losses arising out of, by reason of or otherwise in connection with any misstatement or alleged misstatement of a material fact, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in a Section 8(c) Offering Document; provided, however, that Entergy shall not be liable to the Company in any such case to the extent that any such Indemnifiable Loss (including any legal or other expense) arises out of, is based upon or is caused by any such misstatement or omission or alleged misstatement or omission based upon information relating to the Company furnished to Entergy in writing by or on behalf of the Company or incorporated by reference from any filings made by the Company with the SEC pursuant to the Securities Act or Exchange Act.

(d) In the case of each Distribution effected under Section 6(a), the Company shall indemnify, defend and hold harmless the Entergy Indemnitees from and against any and all Indemnifiable Losses arising out of, by reason of or otherwise in connection with any misstatement or alleged misstatement of a material fact, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in a Section 8(c) Offering Document, but in each case only to the extent that any such Indemnifiable Loss arises out of, is based upon or is caused by any such misstatement or omission or alleged misstatement or omission contained in information relating to the Company furnished in writing to Entergy by or on behalf of the Company or incorporated by reference from any filings made by the Company with the SEC pursuant to the Securities Act or Exchange Act.

(e) An Indemnitee shall give the indemnifying party written notice of any matter that an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, within 10 business days of such determination, stating the amount of the loss claimed, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations except and solely to the extent the indemnifying party shall have been materially prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice).

(f) If the indemnification provided for in this Section 8 is unavailable to, or insufficient to hold harmless an Indemnitee in respect of any Indemnifiable Loss, then the indemnifying party shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the Indemnitee with respect to the misstatements or omissions that resulted in such Indemnifiable Loss, as well as any other relevant equitable considerations. With respect to the foregoing, the relative fault of such indemnifying party and Indemnitee shall be determined by reference to, among other things, whether the misstatement or alleged misstatement of a material fact or omission or alleged omission to state a material fact relates to information related to and supplied by such indemnifying party or Indemnitee, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such misstatement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 8(f) were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(f). The amount paid or payable by an Indemnitee as a result of the Indemnifiable Losses referred to in this Section 8(f) shall be deemed to include, subject to the limitations set forth above, any out-of-pocket legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating any claim or defending any Action. In no event, however, shall Entergy be required to contribute in excess of the amount of, with respect to one or more Exchange Offers, the aggregate Exchange Offer Net Proceeds, and, with respect to one or more Distributions, the aggregate Distribution Values. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) Indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or an Indemnifiable Loss incurred.

(h) The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee; and (ii) the transfer of securities.

Section 9. Miscellaneous.

(a) Specific Performance. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms and further agree that, although monetary damages may be available for the breach of such provisions, monetary damages would be an inadequate remedy therefor. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties further agrees that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and the parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c) Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

(d) Waivers. The failure of either party to require strict performance by the other party of any provision in this Agreement will not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision hereof.

(e) Entire Agreement. This Agreement contains the final and complete understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof.

(f) Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

(g) Termination. The right of Entergy to request registration pursuant to this Agreement shall terminate on such date that the Trust no longer holds any Trust Shares.

(h) Amendment. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties.

(i) Notices. All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next business day after delivery by a recognized overnight courier or when sent by facsimile, (which facsimile copy shall be followed, in the case of notices or other communications sent to the Trustee, by delivery of the original) when the sender receives a written fax confirmation thereof, at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this Section 9(i)):

(i)   To Entergy:

Entergy Corporation

639 Loyola Avenue

New Orleans, LA 70113

Attn: J. Wayne Leonard, Chief Executive Officer

Facsimile: (504) 576-2776

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Attn: Michael P. Rogan, Esq.; Pankaj K. Sinha, Esq.

Facsimile: (202) 393-5760

(ii)   To the Company:

ITC Holdings Corp.

27175 Energy Way

Novi, MI 48377

Attn: Daniel J. Oginsky, Senior Vice President and General

Counsel

Facsimile: (248) 946-3562

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attn: Andrew W. Smith, Esq.

Facsimile: (212) 455-2502

(iii)   To the Trustee:

The Goldman Sachs Trust Company of Delaware

601 Delaware Avenue, 2nd Floor

Wilmington, DE 19801

Facsimile: (212) 493-9045

Attn: Kathleen Kinne

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004-2948

Attn: Glen T. Schleyer, Esq.

Facsimile: (212) 558-3588

or to such other address as either party may, from time to time, designate in a written notice in a like manner.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict or choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(k) Consent to Jurisdiction. The parties irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9(k), (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(l) Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m) Assignment. Except as otherwise expressly provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be null and void; provided, that a party may assign this Agreement in connection with a merger transaction in which such party is not the surviving entity or the sale by such party of all or substantially all of its assets, and upon the effectiveness of such assignment the assigning party shall be released from all of its obligations under this Agreement if the surviving entity of such merger or the transferee of such assets shall agree in writing, in form and substance reasonably satisfactory to the other party, to be bound by the terms of this Agreement as if named as a “party” hereto.

(n) Successors and Assigns. Subject to Section 9(m), the provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the parties and their respective successors and permitted transferees and assigns.

(o) Third Party Beneficiaries. Except as provided in Section 8 relating to Indemnitees, this Agreement is solely for the benefit of the parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

(p) Titles and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(q) Conflicting Agreements. The Company shall not hereafter grant any rights to any person to register securities of the Company, the exercise of which would conflict with the rights granted to the Trustee and Entergy under this Agreement.

(r) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(s) Authorization. Each of the parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any material agreement, instrument or order binding on such party.

(t) Application of Article VI of the Separation Agreement to this Agreement. This Agreement, together with any amendments, modifications, or supplements to this Agreement, shall be deemed an Ancillary Agreement under the Separation Agreement; provided, however, for purposes of applying Article VI (Tax Matters) of the Separation Agreement, a public sale or distribution of shares of Common Stock contemplated by Section 7 of this Agreement shall not be treated as “provided for” in an Ancillary Agreement.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

ENTERGY CORPORATION

By
Name:
Title:

ITC HOLDINGS CORP.

By
Name:
Title:

THE GOLDMAN SACHS TRUST COMPANY OF DELAWARE, as Trustee

By
Name:
Title:

Schedule I

Dealer Managers, Exchange Agents and Information Agents